UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 12, 2004

RailAmerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20618	65-0328006

(Commission File Number)	(IRS Employer Identification No.)

5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(561) 994-6015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Press release, dated February 4, 2004, announcing the Presentation.

99.2	Presentation given on February 12, 2004 at the Deutsche Bank Transportation Conference in Naples, Florida.

Item 9. Regulation FD Disclosure

On February 12, 2004, RailAmerica, Inc. (the “Company”) gave a presentation at the Deutsche Bank Transportation Conference in Naples, Florida, which included information regarding the Company’s past, present and future financial results. The purpose of this Form 8-K is to furnish such presentation. Attached as exhibits to this Current Report on Form 8-K are the press release issued by the Company in connection with this presentation and the text of the presentation. These exhibits are incorporated herein by reference.

The attached press release and presentation contain forward-looking statements regarding future events and the performance of RailAmerica, Inc. that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, fuel costs, foreign currency risks, failure to successfully integrate acquisitions, failure to service debt, failure to successfully market and sell non-operating/non-strategic properties and assets when scheduled or at all, failure to accomplish new marketing initiatives, economic and weather conditions, customer demand, increased competition in the relevant market, and others. In particular, forward-looking statements regarding earnings of the Company and entities to be acquired are subject to inherent economic, financial and operating uncertainties, including changes in economic and weather conditions, the ability to retain key customers and the impact of unforeseen costs and liabilities of such entities. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that the Company files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in the attached press release and presentation.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAILAMERICA, INC.

Date: February 12, 2004	By: /s/ Michael J. Howe

Name: Michael J. Howe Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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